Exhibit 10.45

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT A CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION: [****].

TWENTY-SECOND AMENDMENT TO AMENDED AND RESTATED

INTERACTIVE MARKETING AGREEMENT

This Twenty-Second Amendment to Amended and Restated lnteractive Marketing Agreement (“Twenty-Second Amendment”) is entered into by and between AOL LLC, a Delaware limited liability company (formerly known as America Online, Inc.), with its principal place of business at 22000 AOL Way, Dulles, VA 20166 (“AOL”), and GOOGLE INC., a Delaware corporation (successor-in-interest to Google Inc., a California corporation) with offices at 1600 Amphitheatre Parkway, Mountain View, CA 94043 (“Google”), effective as of March 13, 2009 12:00 am Pacific Time (the “Twenty-Second Amendment Effective Date”). AOL and Google may be referred to individually as a “Party” and collectively as the “Parties”.

INTRODUCTION

The Parties hereto wish to further amend that certain Amended and Restated lnteractive Marketing Agreement effective as of October 1, 2003 (the “IMA”), as amended previously by that certain First Amendment to the Amended and Restated lnteractive Marketing Agreement effective as of December 15, 2003 (the “First Amendment”), that Second Amendment to Amended and Restated lnteractive Marketing Agreement effective as of March 30, 2004 (the “Second Amendment”), that Third Amendment to Amended and Restated lnteractive Marketing Agreement effective as of April 7, 2004 (the “Third Amendment”), that Fourth Amendment to Amended and Restated lnteractive Marketing Agreement effective as of June 1, 2004 (the “Fourth Amendment”), that Fifth Amendment to Amended and Restated lnteractive Marketing Agreement effective as of June 14, 2004 (the “Fifth Amendment”), that Sixth Amendment to Amended and Restated lnteractive Marketing Agreement effective as of December 17, 2004 (the “Sixth Amendment”), that Seventh Amendment to Amended and Restated lnteractive Marketing Agreement effective as of March 28, 2005 (the “Seventh Amendment”), that Eighth Amendment to Amended and Restated lnteractive Marketing Agreement effective as of April 28, 2005 (the “Eighth Amendment”), that Ninth Amendment to Amended and Restated lnteractive Marketing Agreement effective as of December 15, 2005 (the “Ninth Amendment”), that Tenth Amendment to Amended and Restated lnteractive Marketing Agreement effective as of March 24, 2006 (the “Tenth Amendment”), that Eleventh Amendment to Amended and Restated lnteractive Marketing Agreement effective as of September 28, 2006 (the “Eleventh Amendment”), that Twelfth Amendment to Amended and Restated lnteractive Marketing Agreement effective as of December 15, 2006 (the “Twelfth Amendment”), that Thirteenth Amendment to Amended and Restated lnteractive Marketing Agreement effective as of January 12, 2007 (the “Thirteenth Amendment”), that Fourteenth Amendment to Amended and Restated lnteractive Marketing Agreement effective as of February 16, 2007 (the “Fourteenth Amendment”), that Fifteenth Amendment to Amended and Restated lnteractive Marketing Agreement effective as of March 2, 2007 (the “Fifteenth Amendment”), that Sixteenth Amendment to Amended and Restated lnteractive Marketing Agreement effective as of September 24, 2007 (the “Sixteenth Amendment”), that Seventeenth Amendment to Amended and Restated lnteractive Marketing Agreement effective as of February 29, 2008 (the “Seventeenth Amendment”), that Eighteenth Amendment to Amended and Restated lnteractive Marketing Agreement effective as of March 31, 2008 (the “Eighteenth Amendment”), that Nineteenth Amendment to Amended and Restated lnteractive Marketing Agreement effective as of April 30, 2008 (the “Nineteenth Amendment”), that Twentieth Amendment to Amended and Restated lnteractive Marketing Agreement effective as of October 1, 2008 (the “Twentieth Amendment”), that Twenty-First Amendment to Amended and Restated lnteractive Marketing Agreement effective as of November 1, 2008 (the “Twenty-First Amendment”) and that Addendum One to the Second Amendment to Amended and Restated lnteractive Marketing Agreement dated October 5, 2004 (“Addendum One”) (the IMA and such amendments and addendum, collectively the “Existing Agreement” and the Existing Agreement together with the Twenty-Second Amendment, the “Agreement”). Capitalized terms not defined in this Twenty-Second Amendment shall have the meanings set forth in the Existing Agreement.

GOOGLE CONFIDENTIAL	22nd Amendment
EXECUTION COPY March 12.09

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend the Existing Agreement as follows:

Amendment to the Agreement. AOL and Google hereby agree that effective as of March 13, 2009 12:00 am Pacific time, the Twenty-First Amendment is hereby amended to delete [****] from the Content Targeted URLs list set forth in Exhibit A of the Twenty-First Amendment. AOL acknowledges that for purposes of the Agreement, as of March 13, 2009 12:00 am Pacific time, Time Warner Cable Inc. (including its wholly owned subsidiary, Road Runner HoldCo LLC) is no longer deemed an Affiliate as defined in Section 4.4, Section 6.5(a)(ii) and Exhibit A of the Agreement.

Order of Precedence. This Twenty-Second Amendment is supplementary to and modifies the Existing Agreement. The terms of this Twenty-Second Amendment supersede provisions in the Existing Agreement only to the extent that the terms of this Twenty-Second Amendment and the Existing Agreement expressly conflict. However, nothing in this Twenty-Second Amendment shall be interpreted as invalidating the Existing Agreement, and provisions of the Existing Agreement shall continue to govern relations between the Parties insofar as they do not expressly conflict with this Twenty-Second Amendment. Furthermore, for the avoidance of doubt, any amendments or other changes made to any terms of the Existing Agreement under this Twenty-Second Amendment shall be interpreted to have full force and effect on any other relevant provisions of the Existing Agreement (including, but not limited to, Definitions, Exhibits, and Schedules related thereto), which reference or rely on such amended or changed terms.

Entire Agreement. This Agreement constitutes the entire agreement with respect to the subject matter hereof. The Agreement supersedes any other prior or collateral agreements, whether oral or written, with respect to the subject matter hereof.

Counterparts; Facsimile. This Twenty-Second Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Twenty-Second Amendment may be executed by facsimile.

IN WITNESS WHEREOF, the Parties have executed this Twenty-Second Amendment to the Amended and Restated Interactive Marketing Agreement.

AOL LLC		GOOGLE INC.

By:	/s/ Steven Quan	By:	/s/ Sanjay Kapoor
Name:	Steven Quan	Name:	Sanjay Kapoor
Title:	VP, Business Development	Title:	Sr. Director, Strategic Partnerships Google, Inc.
Date:	3/13/09	Date:	2009.03.13 13:42:30-07'00'

GOOGLE CONFIDENTIAL	22nd Amendment
EXECUTION COPY March 12.09